Exhibit (n)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Registration Statement on Form N-2 of Goldman Sachs BDC, Inc. of our report dated March 26, 2014, relating to the financial statements of Goldman Sachs BDC, Inc., which appear in such Registration Statement. We also consent to the references to us under the headings “Selected Financial And Other Information” and “Independent Registered Public Accounting Firm” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Boston, Massachusetts

February 11, 2015